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                                                                      EXHIBIT 21

                      SUBSIDIARIES OF STARBUCKS CORPORATION

Olympic Casualty Insurance Company (a Vermont corporation)
      Starbucks U.S. Brands LLC (a Nevada limited liability company)

Seattle Coffee Company (a Georgia corporation)
      Seattle's Best Coffee LLC (a Washington limited liability company) Torrefazione Italia LLC (a Washington limited liability company)

Starbucks Capital Asset Leasing Company, LLC (a Delaware limited liability company)

Starbucks Coffee Company (Australia) Pty. Ltd. (an Australian corporation)

Starbucks Coffee Canada, Inc. (a Canadian Corporation)

Starbucks Coffee Holdings (UK) Limited (a UK corporation)
     Seattle Coffee Company (International) Limited (a UK corporation) Starbucks Coffee Company (UK) Limited (a UK corporation)
     Torz & Macatonia Limited (a UK corporation)

Starbucks Coffee International, Inc. (a Washington corporation)
      Coffee Concepts (Southern China) Ltd. (a Hong Kong corporation)
            Coffee Concepts (Guangdong) Ltd. (a Chinese corporation)
            Coffee Concepts (Shenzhen) Ltd. (a Chinese corporation)
      Rain City C.V. (a Dutch Limited Partnership)
            Emerald City C.V. (a Dutch Limited Partnership)
                  Starbucks Coffee EMEA B.V. (a Dutch B.V.)
                        Starbucks Manufacturing EMEA B.V. (a Dutch B.V.) Starbucks Coffee (Deutschland) GmbH (a German corporation)
                        Starbucks Coffee (Ireland) Limited (an Irish corporation)
            Starbucks Coffee Trading Company Sarl (a Swiss Sarl)
                  Starbucks Coffee Agronomy Company S.R.L. (a Costa Rica S.R.L.) SBI Nevada, Inc. (a Nevada corporation)
      SCI Investment, Inc. (a Washington corporation)
      SCI Europe I, Inc. (a Washington corporation)
      SCI Europe II, Inc. (a Washington corporation)
      SCI Ventures, S.L. (a Spanish limited liability company)
      Starbucks Asia Pacific Investment Holding Limited (a Hong Kong corporation)
            Qingdao American Starbucks Coffee Company Limited (a Chinese corporation)
            Starbucks Coffee (Dalian) Company Limited (a Chinese corporation) Starbucks Asia Pacific Investment II Holding Limited (a Hong Kong corporation)
            Starbucks Management Consultancy (Shanghai) Co. Ltd. (a Chinese corporation)
            Starbucks (Shanghai) Supply Chain co., Ltd. (a Chinese corporation) Starbucks Asia Pacific Investment III Holding Limited (a Hong Kong corporation)
            Chengdu Starbucks Coffee Company Limited (a Chinese corporation) Starbucks Card Europe, Limited (a UK corporation)
      Starbucks Coffee Asia Pacific Limited (a Hong Kong corporation)
      Starbucks Coffee Singapore Pte. Ltd. (a Singapore corporation)
      Sur-Andino Cafe S.A. (a Chilean corporation)

Starbucks Coffee (Thailand) Ltd. (a Thailand corporation)

Starbucks Global Card Services, Inc. (a Virginia corporation)

Starbucks Holding Company (a Washington Corporation)

Starbucks Manufacturing Corporation (a Washington corporation)

Starbucks New Venture Company (a Washington corporation)

Urban Coffee Opportunities, LLC (a Washington limited liability company)